Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
Waste Services, Inc.
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-117912), on Form S-3/A
(File No. 333-116795), and on Form S-4 (File No. 333-127444) of our report dated February 27, 2006, except for Note 3 which is as of October 23, 2006, relating to the consolidated financial statements of Waste Services, Inc. which appears in this Form 8-K.

/s/ BDO Seidman LLP
Phoenix, Arizona December 5, 2006